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                                                                   EXHIBIT 11(a)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors and Shareholders
AIM International Funds, Inc.:

We consent to the use of our reports on the AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund, and AIM International Equity Fund (series portfolios of AIM International Funds, Inc.) dated December 5, 1997 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.


                                             /s/ KPMG PEAT MARWICK LLP
                                             ------------------------------
                                             KPMG Peat Marwick LLP


Houston, Texas
February 19, 1998